SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)
of the Securities Exchange Act 1934

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Pacific Select Fund
(Name of Registrant as Specified In Its Charter)
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PACIFIC SELECT FUND

MID-CAP EQUITY PORTFOLIO

INFORMATION STATEMENT DATED FEBRUARY 14, 2018

This document (“Information Statement”) provides information concerning a new sub-advisory agreement for the Mid-Cap Equity Portfolio and is being sent on or about February 14, 2018 to the shareholders of record as of February 13, 2018.

We are not asking you for a proxy, and you are requested not to send us a proxy.

I.                                      Introduction and Background

The Pacific Select Fund (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved a new sub-advisory agreement with Scout Investments, Inc. (“Scout”), the sub-adviser for the Mid-Cap Equity Portfolio (the “Fund”), in connection with the acquisition of Scout by Carillon Tower Advisers, Inc. from UMB Financial Corporation (the “Acquisition”) effective November 17, 2017. The Acquisition, a change of control, resulted in the automatic termination of the sub-advisory agreement with Scout. Accordingly, at an in-person meeting on September 20, 2017, based upon a recommendation from Pacific Life Fund Advisors LLC (“PLFA”), the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), approved, effective upon the effective date of the Acquisition, a new sub-advisory agreement with Scout, with respect to the Fund.

Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and PLFA, PLFA and the Trust can hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements (except, as a general matter, sub-advisers affiliated with PLFA) without shareholder approval in accordance with the requirements of the exemptive order. The information contained herein is being provided pursuant to the requirements of the exemptive order.

II.        Board Consideration of the New Sub-Advisory Agreement

The Trustees considered that Scout currently sub-advises the Fund pursuant to a sub-advisory agreement dated January 1, 2013 (the “Current Sub-Advisory Agreement”), and that they were being asked to evaluate a new sub-advisory agreement with Scout for the Fund (the “New Sub-Advisory Agreement”) in light of the anticipated change in control of Scout, which will result in the automatic termination of the Current Sub-Advisory Agreement.

The Board, including the Independent Trustees, considered, among other things, PLFA’s rationale for recommending that Scout continue to serve as sub-adviser for the Fund. The Board, including the Independent Trustees, also considered, among other things, the factors described below in evaluating PLFA’s recommendation that Scout continue to be retained as the sub-adviser for the Fund and in evaluating the proposed New Sub-Advisory Agreement. Prior to making a decision, the Trustees also considered the report of PLFA’s Conflicts Review Committee.

In evaluating the New Sub-Advisory Agreement, the Board, including all the Independent Trustees, considered the following factors, among others:

•                 The Current Sub-Advisory Agreement was last renewed by the Board, including all the Independent Trustees, at an in-person meeting on December 14, 2016. In connection with that renewal, the Trustees reviewed information regarding the nature, extent and quality of services provided by Scout; the investment results of the Fund; the sub-advisory fees paid to Scout; Scout’s costs in managing the Fund and its profitability from the Fund; and other benefits received by Scout and its affiliates as a result of their relationship with the Fund.

•                 Scout represented to the Board that after the change in control: its Chief Executive Officer and Chief Operating Officer will remain as executive leadership for Scout; there will be no changes to the Fund’s portfolio management team, trading team or order management system; all investment, investment operations, and investment-related compliance functions will continue to report to Scout leadership; and there is a multi-year employment contract in place for the Fund’s lead portfolio manager.

•                 There is expected to be no change in the level of services provided to the Fund.

•                 The sub-advisory fee rates under the New Sub-Advisory Agreement are the same as those under the Current Sub-Advisory Agreement.

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) the New Sub-Advisory Agreement is in the best interests of the Fund and its shareholders; and (ii) the compensation payable under the New Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.                          The New Sub-Advisory Agreement

The New Sub-Advisory Agreement is substantially similar to the Current Sub-Advisory Agreement with Scout. Scout, subject to the supervision of PLFA, provides a continuous investment program for the Fund and determines the composition of the assets of the Fund, including the evaluation, investment, purchases and/or sales and reinvestment of the assets in accordance with the Fund’s investment goal, strategies, policies and restrictions. Scout bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the New Sub-Advisory Agreement. The Fund is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law or the provisions of the New Sub-Advisory Agreement, Scout, its affiliates and control persons are not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the New Sub-Advisory Agreement, except by reason of Scout’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of Scout’s obligations and duties under the New Sub-Advisory Agreement. In addition, Scout has agreed to indemnify and hold harmless PLFA, its affiliates and control persons against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which PLFA or such affiliates or control persons may become subject under the federal securities laws, under any other statute, at common law or otherwise, arising out of Scout’s responsibilities to the Trust that: (i) are based upon any willful misfeasance, bad faith, gross negligence or reckless disregard of, Scout’s obligations and/or duties under the New Sub-Advisory Agreement (or by any affiliate or agent or delegate of Scout); (ii) are based upon Scout’s (or its affiliate’s or agent’s or delegate’s) breach of any provision of the New Sub-Advisory Agreement, including breach of any representation, warranty or undertaking; (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Trust or any fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to PLFA, the Trust, or any affiliated person of the Trust by Scout or any affiliated person or agent or delegate of Scout; or (iv) are based upon a breach of Scout’s fiduciary duties to the Trust or violation of applicable law. The New Sub-Advisory Agreement will continue in effect for a period of two years from its effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The New Sub-Advisory Agreement may be

terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties, and will terminate automatically in the event of its assignment as determined under the 1940 Act and any rules adopted by the SEC thereunder.

There was no change to the advisory fee rate payable by the Fund to PLFA in connection with the New Sub-Advisory Agreement. Additionally, there was no change to the sub-advisory fee rate payable by PLFA to Scout in connection with the New Sub-Advisory Agreement. The fee rate under the New Sub-Advisory Agreement is shown below:

Current Fee Schedule1

0.35% on the first $1 billion

0.30% on the next $1 billion

0.25% on net assets over $2 billion

1 When determining breakpoint rates under the New Sub-Advisory Agreement, the average daily net assets of the Fund will be aggregated with the average daily net assets of the PF Mid-Cap Equity Fund, a series of Pacific Funds Series Trust. The Fund’s assets will only be combined while Scout is managing both the Fund and the PF Mid-Cap Equity Fund. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Fund only.

The Fund’s sub-advisory fees were paid by PLFA to Scout through November 16, 2017, pursuant to the Current Sub-Advisory Agreement. For the fiscal year ended December 31, 2017, the Fund’s sub-advisory fees paid or owed by PLFA to Scout totaled $3,244,289.04. For the Fund’s fiscal year ended December 31, 2017, the Fund did not pay any brokerage commissions to an affiliated broker of Scout.

IV.                           Information Regarding Scout

Scout is a wholly owned subsidiary of Carillon Tower Advisers, Inc., which in turn is a wholly owned subsidiary of Raymond James Financial, Inc. Raymond James Financial, Inc. is a publicly-traded financial services company. As of December 31, 2017, total assets under the management of Scout and its affiliates were approximately $26.89 billion.

The address for Scout is 928 Grand Boulevard, Kansas City, MO 64106. The address for Carillon Tower Advisers, Inc. and Raymond James Financial, Inc. is 880 Carillon Parkway, St. Petersburg, FL 33716.

Scout acts as sub-adviser to the following registered investment company, which has a similar investment objective as the Fund.

Fund Name	Net Assets (as of December 31, 2017)	Compensation Rate	Waived/Reduced (Yes/No)
Carillon Scout Mid Cap Fund	$1.82 billion	0.80% up to $1 billion 0.70% above $1 billion	No

As of November 17, 2017, Scout’s executive officers and directors, and their principal occupations, are:

Name[1]	Title(s) and Principal Occupation with Scout
Scott A. Betz	Chief Operating Officer and Chief Compliance Officer
Andrew Iseman J. Cooper Abbott Courtland James Eric Wilwant Mike Edwards David McKinney	Chief Executive Officer Director Director Director Director Director

1The address of Mr. Betz and Mr. Iseman with respect to their position with Scout is 928 Grand Boulevard, Kansas City, MO 64106. The address of Mr. McKinney with respect to his position with Scout is 227 Washington Street, Columbus, IN 47201. The address of all other individuals listed above with respect to their positions with Scout is 880 Carillon Parkway, St. Petersburg, FL 33716.

No Officer or Trustee of the Trust is an officer, director or shareholder of Scout (including its affiliates).

Additional Information

Additional information about Scout is available in the Trust’s Statement of Additional Information, a copy of which may be obtained by calling the appropriate number set forth below.

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The Trust’s annual report for the fiscal year ended December 31, 2017 will be sent to shareholders and may be requested without charge once available by referring to the Trust’s contact information below. The Trust’s annual report for the fiscal year ended December 31, 2016 and the Trust’s semi-annual report for the fiscal half-year ended June 30, 2017 were both previously sent to shareholders and are available upon request without charge by contacting the Trust by:

Email:	PSFdocumentrequest@pacificlife.com
Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660
Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660
Telephone:	Pacific Life Annuity Contract Owners: 1-800-722-4448
Annuity Financial Advisors: 1-800-722-2333
Pacific Life Insurance Policy Owners: 1-800-347-7787
PL&A Annuity Contract Owners: 1-800-748-6907
PL&A Life Insurance Policy Owners: 1-888-595-6997
Website:	www.PacificLife.com

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA. PLFA and Pacific Life provide administrative services to the Trust. They are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, LLC, 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

15-47684-00

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